As filed with the Securities and Exchange Commission on December 13, 2016

Registration No. 333-214838

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Limbach Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1700	46-5399422
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

31-35th Street
Pittsburgh, Pennsylvania 15201
(412) 359-2100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Charles A. Bacon III
Chief Executive Officer
Limbach Holdings, Inc.
31-35th Street
Pittsburgh, Pennsylvania 15201
Tel: (412) 359-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein, Esq. Elliott M. Smith, Esq. Winston & Strawn LLP 200 Park Avenue New York, New York 10166-4193 Tel: (212) 294-6700 Fax: (212) 294-4700	Scott Wright, Esq. General Counsel Limbach Holdings, Inc. 31-35th Street Pittsburgh, Pennsylvania 15201 Tel: (412) 359-2100	Christopher J. Voss, Esq. David B. Allen, Esq. K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, Washington 98104-1158 Tel: (206) 623-7580 Fax: (206) 623-7022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to file certain exhibits to the registration statement as indicated in Item 16 of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or Items 13, 14, 15 or 17 of Part II of the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16 of Part II, the signatures of the registration statement and the Exhibit Index following such signatures.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on December 13, 2016.

Limbach Holdings, Inc.

By:	/s/ John T. Jordan, Jr.
John T. Jordan, Jr. Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment No. 2 to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Capacity	Date

*	President and Chief Executive Officer	December 13, 2016
Charles A. Bacon III	principal executive officer)

/s/ John T. Jordan, Jr.	Chief Financial Officer	December 13, 2016
John T. Jordan, Jr.	(principal financial and accounting officer)

*	Director	December 13, 2016
Gordon G. Pratt

*	Director	December 13, 2016
Larry G. Swets, Jr

*	Director	December 13, 2016
Samuel Matthew Katz

*	Director	December 13, 2016
David S. Gellman

*	Director	December 13, 2016
Norbert W. Young

*/s/ John T. Jordan, Jr.		December 13, 2016
John T. Jordan, Jr.
Attorney-in-Fact

Exhibit No.	Description
1.1+	Form of Underwriting Agreement.
2.1*	Agreement and Plan of Merger, dated March 23, 2016, by and among Limbach Holdings LLC, 1347 Capital Corp. and FdG HVAC LLC (“Merger Agreement”) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on March 29, 2016).
2.2*	Amendment No. 1 to Agreement and Plan of Merger, dated July 11, 2016, by and among 1347 Capital Corp., Limbach Holdings LLC and FdG HVAC LLC (incorporated by reference to Exhibit 2.1 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on July 13, 2016).
2.3*	Amendment No. 2 to Agreement and Plan of Merger, dated July 18, 2016, by and among 1347 Capital Corp., Limbach Holdings LLC and FdG HVAC LLC (incorporated by reference to Exhibit 2.1 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on July 18, 2016).
3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on July 26, 2016).
3.2	Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on July 26, 2016).
3.3	Certificate of Correction to Certificate of Designation of Class A Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-36541), filed with the SEC on August 24, 2016).
3.4	Bylaws of 1347 Capital Corp. (incorporated by reference to Exhibit 3.3 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.2	Warrant Agreement, dated July 15, 2014, between 1347 Capital Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 333-195695), filed with the SEC on July 21, 2014).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.4 to Amendment No. 2 to 1347 Capital Corp.’s Registration Statement on Form S-1 (File No. 333-195695), filed with the SEC on June 30, 2014).
4.4	Form of Merger Warrant issued pursuant to the Merger Agreement (incorporated by reference to Exhibit 4.4 to the Company’s Form S-3 (File No. 333-213646), filed with the SEC on September 15, 2016).
4.5	Form of Additional Merger Warrant issued pursuant to the Merger Agreement (incorporated by reference to Exhibit 4.5 to the Company’s Form S-3 (File No. 333-213646), filed with the SEC on September 15, 2016).
5.1	Opinion of Winston & Strawn LLP.
10.1	Amended and Restated Registration Rights Agreement, dated as of July 20, 2016, by and among the Company and the parties named on the signature pages thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).

Exhibit No.	Description
10.2	Employment Agreement, dated as of March 23, 2016, by and between 1347 Capital Corp. and Charles A. Bacon III (incorporated by reference to Exhibit 10.2 to 1347 Capital Corp.’s Current Report on Form 8-K (File No. 333-195695), filed with the SEC on March 29, 2016).
10.3	Credit Agreement, dated as of July 20, 2016, by and among Limbach Facility Services LLC, the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, Fifth Third Bank, The PrivateBank and Trust Company and Wheaton Bank & Trust Company, a subsidiary of Wintrust Financial Corp. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.4	Security Agreement, dated as of July 20, 2016, by and among Limbach Facility Services LLC, the Company, the other debtors party thereto and Fifth Third Bank (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.5	Copyright Collateral Agreement, dated as of July 20, 2016, by and between the Company and Fifth Third Bank (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.6	Loan Agreement, dated as of July 20, 2016, by and among Limbach Facility Services LLC, the Company, the guarantors from time to time party thereto, the lenders from time to time party thereto and Alcentra Capital Corporation (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.7	Subordination and Intercreditor Agreement, dated as of July 20, 2016, by and between Fifth Third Bank and Alcentra Capital Corporation (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.8	Registration Rights Agreement, dated as of July 20, 2016, by and between the Company and Alcentra Capital Corporation (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.9	Note issued by Limbach Facility Services LLC to Alcentra Capital Corporation, dated July 20, 2016 (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.10	Stockholder Lockup Agreement, dated as of July 20, 2016, by and between the Company and Charles A. Bacon, III (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.11	Stockholder Lockup Agreement, dated as of July 20, 2016, by and between the Company and FdG HVAC LLC (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.12	Non-Employee Director Compensation Policy (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
10.13	Amendment No. 1 to Amended and Restated Registration Rights Agreement, among the Company and the signatories thereto (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q (File No. 1-36541) filed with the SEC on November 14, 2016).
10.14+	Offer Letter, dated March 18, 2015, by and between the Company and John T. Jordan, Jr.
10.15+	Promotion Letter, dated April 24, 2015, by and between the Company and Kristopher L. Thorne.
10.16	1347 Capital Corp. 2016 Omnibus Incentive Plan (incorporated by reference to Annex C to the 1347 Capital Corp. Prospectus (File No. 333-210772), filed with the SEC on June 16, 2016).
16.1	Letter from BDO USA LLP (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on September 23, 2016).

Exhibit No.	Description
21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K (File No. 1-36541), filed with the SEC on July 26, 2016).
23.1+	Consent of Crowe Horwath LLP.
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1).
24.1+	Power of Attorney (included on the signature page to this Registration Statement as filed on November 30, 2016).
101.INS	XBRL Instance Document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document.
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.

*	The exhibits to this Exhibit have been omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementary copies of such omitted exhibits to the SEC upon request.

+	Previously filed.